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                                                                   EXHIBIT 10.1


                             DELTA AIR LINES, INC.
                             2002 RETENTION PROGRAM

1.       Purpose

         On January 23, 2002, the Personnel & Compensation Committee ("Committee") of the Board of Directors of Delta Air Lines, Inc. ("Delta") adopted Delta's 2002 Retention Program ("Program"). The purpose of the Program is to assist Delta in retaining key members of management who were employed by Delta prior to September 11, 2001, and who are serving as officers when the Program was adopted. The Committee believes it is important to retain these individuals to enable Delta to continue to respond successfully to the financial and operational challenges facing Delta and the airline industry as a result of the terrorist attacks on the United States on September 11, 2001.

2.       Administration

         The Program shall be administered by the Committee. The Committee shall have the authority, in its sole and absolute discretion and subject to the terms of the Program: (a) to interpret the Program; (b) to adopt, amend and rescind such rules and regulations as it deems necessary or advisable for the proper operation and administration of the Program; (c) to select the participants in the Program; (d) to determine the terms of the retention award opportunities granted under the Program; and (e) to take any and all other action it deems necessary or advisable for the proper operation or administration of the Program. All determinations of the Committee with respect to the Program shall be final, binding and conclusive on all persons. No member of the Committee shall be liable to any person for any action, interpretation or construction made with respect to the Program.

3.       Eligibility; Retention Awards

         a. Eligibility. Officers of Delta designated by the Committee shall be participants in the Program.

         b. Retention Awards. Each participant in the Program shall be granted a retention award opportunity (a "Retention Award") as determined by the Committee. The Retention Award shall be subject to the terms of the Program. Subject to such modifications as the Committee shall determine, a participant's Retention Award shall be set forth in a Retention Award Opportunity Certificate substantially in the form of Attachment A to the Program.

4.       General Rules Regarding Vesting and Payment of Retention Awards

         Subject to the terms of the Program:

         a. Vesting and Payment of First Installment. 33% of a participant's Retention Award shall vest on December 31, 2003 and be paid in cash within 30 days thereafter if the participant is continuously employed by Delta from January 1, 2002 through and including December 31, 2003.


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         b.       Vesting and Payment of Second Installment. The remaining 67%
of a participant's Retention Award ("Second Installment") shall vest on December 31, 2004 and be paid in cash within 30 days thereafter if the participant is continuously employed by Delta from January 1, 2002 through and including December 31, 2004.

         c. Accelerated Vesting and Payment of Second Installment. A participant's Second Installment shall instead vest on December 31, 2003 and be paid in cash within 90 days thereafter (i) if Delta's EBITDAR Margin for the Measurement Period is at or above the median of the EBITDAR Margins for the Measurement Period of the members of the Peer Group; and (ii) if the participant is continuously employed by Delta from January 1, 2002 through and including December 31, 2003. "EBITDAR Margin", "Peer Group" and "Measurement Period" are defined in Section 10 of the Program.

5.       Special Rules Regarding Vesting and Payment of Retention Awards

         The General Rules Regarding the Vesting and Payment of Retention Awards in Section 4 of the Program are subject to the following terms:

         a. Termination of Employment On or Before December 31, 2003 Because of Disability or Death. If a participant's employment with Delta terminates on or before December 31, 2003 due to Disability (as defined in the Delta 2000 Performance Compensation Plan) or death, a pro rata portion of the participant's Retention Award shall vest on the date of such termination of employment and be paid in cash within 30 days thereafter. The pro rata portion of the participant's Retention Award which shall vest under this Section 5(a) will be determined by multiplying the Retention Award amount by a fraction, (i) the numerator of which is the number of full and partial months (rounded to two decimal places) the participant was continuously employed by Delta during the period beginning on January 1, 2002 and ending on the date of such termination of employment; and (ii) the denominator of which is 24.

         b. Termination of Employment During Calendar Year 2004 Because of Disability or Death. If a participant's employment with Delta terminates during calendar year 2004 due to Disability or death, a pro rata portion of the participant's unvested Retention Award shall vest on the date of such termination of employment and be paid in cash within 30 days thereafter. The pro rata portion of the participant's unvested Retention Award which shall vest under this Section 5(b) will be determined by multiplying the unvested Retention Award amount by a fraction, (i) the numerator of which is the number of full and partial months (rounded to two decimal places) the participant was continuously employed by Delta during the period beginning on January 1, 2004 and ending on the date of such termination of employment; and (ii) the denominator of which is 12.

         c. Termination of Employment for Reasons Other Than Disability or Death. Except to the extent otherwise determined by the Committee, if a participant's employment with Delta terminates on or before December 31, 2004 for any reason other than Disability or death, any unvested portion of the participant's Retention Award shall immediately lapse and be forfeited at the time of such termination of employment. Any vested portion of the participant's Retention Award which has not been paid as of such termination of employment shall be paid in accordance with the terms of the Program.


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         d.       Change in Control On or Before December 31, 2003. If, on or
before December 31, 2003, there is a Change in Control (as defined in the Delta 2000 Performance Compensation Plan) while a participant is employed by Delta, a pro rata portion of the participant's Retention Award shall vest on the date of the Change in Control and be paid in cash within 30 days thereafter. The pro rata portion of the participant's Retention Award which shall vest under this
Section 5(d) will be determined by multiplying the Retention Award amount by a fraction, (i) the numerator of which is the number of full and partial months (rounded to two decimal places) the participant was continuously employed by Delta during the period beginning on January 1, 2002 and ending on the date of the Change in Control; and (ii) the denominator of which is 24.

         e. Change in Control During Calendar Year 2004. If, during calendar year 2004, there is a Change in Control while a participant is employed by Delta, any unvested portion of the participant's Retention Award shall vest on the date of the Change in Control and be paid in cash within 30 days thereafter.

         f. Discharge of Liabilities. The payment to a participant of amounts due under Section 5(d) or Section 5(e) of the Program shall discharge all liabilities of Delta to the participant (i) under the Program; and (ii) only with respect to the Program, under any executive retention protection agreement or employment agreement between Delta and the participant.

6.       Intent to Remain Employed with Delta.

         By accepting the grant of a Retention Award, a participant shall be deemed to demonstrate his or her intent to remain employed with Delta.

7.       Transferability of Awards

         No Retention Award granted under the Program shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other person shall otherwise acquire any rights therein. Notwithstanding the foregoing, a Retention Award may be transferred by will, by the laws of descent and distribution, or by beneficiary designation at death as provided in Section 9(e).

8.       Amendment and Termination of the Program

         a. Amendment. The Committee may amend the Program at any time and from time to time; provided, however, that no amendment of the Program that would adversely affect or impair the rights of a participant shall be effective without the participant's written consent.

         b. Termination. The Committee may terminate the Program at any time. However, termination of the Program shall not alter or impair any of the rights of any participant without his or her written consent under any Retention Award granted prior to termination of the Program. In the absence of such consent, any Retention Award granted prior to the termination of the Program shall remain in effect after termination of the Program and shall continue to be governed by the applicable terms of the Program.


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9.       General Provisions

         a. Withholding Tax. Delta shall withhold, with respect to any payment made to a participant under the Program, any taxes required by law to be withheld because of such payment.

         b. No Right To Continued Employment. The grant of a Retention Award under the Program shall not be construed as conferring any legal or other right upon any participant for the continuation of his or her employment for any period. Delta expressly reserves the authority (which may be exercised at any time and without regard to the timing of the vesting of a Retention Award) to discharge any participant or to otherwise treat any participant without regard to the effect which such treatment might have upon him or her as a participant in the Program.

         c. Payments Not Considered for Other Purposes. Payments to a participant under the Program shall not be considered as earnings, compensation or otherwise for purposes of determining the participant's benefits under any other plan or program of Delta (including, without limitation, any disability, life insurance, retirement and survivorship benefits under any qualified or nonqualified plan).

         d. Unsecured Interest. No participant or any other party claiming an interest in amounts earned under the Program shall have any interest whatsoever in any specific asset of Delta. To the extent that any party acquires a right to receive payments under the Program, such right shall be equivalent to that of an unsecured general creditor of Delta.

         e. Beneficiary Designation. Each participant under the Program may, from time to time, name any beneficiary or beneficiaries (who may be designated as a primary, contingent or successor beneficiary) to whom any benefit under the Program is to be paid in case of the participant's death before he or she receives payment of the vested portion of such benefit. Each designation shall revoke all prior designations by the same participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the participant in writing with the Committee during his or her lifetime.

         f. Successors and Assigns of Participant. The Program shall be binding upon all successors and assigns of each participant, including, without limitation, his or her estate, the personal representative, executor, administrator or trustee of such estate, any beneficiary designated as provided in Section 9(e) or any trustee in bankruptcy or representative of his or her creditors.

         g. Governing Law; Severability. The Program and all determinations made and actions taken hereunder shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Georgia, and construed accordingly, to the extent not superseded by applicable federal law. If any provision of the Program shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Program or part thereof, each of which shall remain in full force and effect.


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10.      Calculation of EBITDAR Margin

         a. Methodology. The EBITDAR Margin for Delta and each member of the Peer Group shall be calculated by dividing (i) Delta's or such Peer Group member's aggregate operating income for the Measurement Period, determined prior to charges, costs and expenses for depreciation, amortization and aircraft rent; by (ii) its aggregate operating revenue for the Measurement Period. Each company's EBITDAR Margin shall be determined based on its regularly prepared and publicly available statements of operations prepared in accordance with GAAP (and, if necessary to determine certain items, based on data filed by such company with the U.S. Department of Transportation); provided, however, that the calculation of the EBITDAR Margin for each company shall be adjusted to exclude any item of gain, loss or expense determined by the Committee to be extraordinary or unusual in nature or infrequent in occurrence. Delta's EBITDAR Margin shall be deemed to be at or above the median of the EBITDAR Margins of the members of the Peer Group if Delta's EBITDAR Margin is equal to or higher than (i.e., superior to) the EBITDAR Margins of at least three members of the Peer Group. Each company's EBITDAR Margin shall be rounded to three decimal places.

         b. GAAP. "GAAP" means generally accepted accounting principles in the United States.

         c. Measurement Period. "Measurement Period" means the period beginning on January 1, 2002 and ending on and including December 31, 2003.

         d. Peer Group. "Peer Group" means AMR Corporation, Continental Airlines, Inc., Northwest Airlines Corporation, Southwest Airlines Co., UAL Corporation and US Airways Group, Inc.

         e. Other Factors. If a member of the Peer Group (i) ceases to exist during the Measurement Period because it is merged into another company or otherwise, (ii) fails to issue regularly prepared and publicly available statements of operations in accordance with GAAP for the Measurement Period or
(iii) becomes the subject of voluntary or involuntary bankruptcy proceedings during the Measurement Period, that company's EBITDAR Margin shall be deemed to be lower than (i.e., inferior to) Delta's EBITDAR Margin.

         f.       Committee Authority to Make Adjustments. In determining under
Section 4(c) of the Program whether Delta's EBITDAR Margin for the Measurement Period is at or above the median of the EBITDAR Margins for that period of the members of the Peer Group, the Committee may make such adjustments to that determination as it deems in its sole and absolute discretion to be necessary or advisable to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Program.


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                                                                   ATTACHMENT A


                    RETENTION AWARD OPPORTUNITY CERTIFICATE


         Participant:
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         Annual Base Salary as of January 23, 2002:
                                                   ----------------------------

         Multiple of Annual Base Salary
                                       ----------------------------------------

         Retention Award Opportunity:
                                     ------------------------------------------


                         ACCEPTANCE AND ACKNOWLEDGMENT


         I hereby acknowledge receipt and accept the terms of the Delta Air Lines, Inc. 2002 Retention Program. In accepting this Retention Award Opportunity, I hereby acknowledge and reaffirm my obligations to Delta, including obligations relating to protection and use of confidential information, and my intention to continue to remain employed with Delta and to devote my full business time and attention to the performance of my duties.


Date:
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                                                      (Signature)